UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2008

APP PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-33407	30-0431736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 East Woodfield Road, Suite 300 East, Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 969-2700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2008, the compensation committee of the board of directors of APP Pharmaceuticals, Inc. (the “Company”) approved increases to certain of the Company’s executive officers as follows:

Name and Title	2008 Base Salary
Thomas Silberg, President	$600,000
Frank Harmon, Executive Vice President, Chief Operations Officer	$393,750

The compensation committee also adjusted the 2008 bonus target for Thomas Silberg to 50% of his 2008 base salary.

In addition on June 27, 2008, the compensation committee approved retention agreements with each of Thomas Silberg, Frank Harmon and Richard Maroun. Under the terms of these retention agreements, such persons would receive a severance payment in event that his employment is terminated for certain reasons within two (2) years following a change of control of the Company, and (i) his base salary is reduced other than as applied to other similarly situated employees, or (ii) he is required to be based outside of 50 miles from Schaumburg, Illinois or Los Angeles, California without his consent, or (iii) his employment is terminated by the Company other than for cause, disability or death.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APP PHARMACEUTICALS, INC.

By:	/s/ Richard Maroun
Richard Maroun Chief Administrative Officer and General Counsel

Date: July 2, 2008